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                                   EXHIBIT 5





                                October 10, 1996


Capitol Communities Corporation
25550 Hawthorne Boulevard, Suite 207
Torrance, California  90505

         Re:     Capitol Communities Corporation
                 Form S-8 Registration Statement

Ladies and Gentlemen:

         We have acted as special counsel to Capitol Communities Corporation, a Nevada corporation (the "Company"), in connection with (i) the filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act") covering 538,000 shares of common stock, $.01 par value ("Common Stock"), of the Company which may be issued in the future upon exercise of the consultant stock options (the "Stock Options") referred to in the Registration Statement.

         As such counsel, we have examined the Registration Statement and exhibits thereto and such other documents, and have obtained such certificates and assurances from officers and representatives of the Company and made such additional inquiries, as we have deemed necessary for the purpose of rendering this option. We have assumed the genuineness of all documents submitted to us as copies. We have also examined the proceedings heretofore taken by the Company in connection with the authorization of the Stock Options and the issuance of the Common Stock issuable upon exercise thereof.

         On the basis of and in reliance upon the foregoing examinations, inquiries and assumptions, and such other matters of fact and questions of law as we have deemed appropriate, and subject to the limitations contained herein, we are of the opinion that any shares of Common Stock to be issued in the future by the Company upon exercise of the Stock Options will, when issued in accordance with the terms of the Stock Options, be duly and validly issued, fully paid and non-assessable.





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Capitol Communities Corporation
October 10, 1996
Page 2


         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the General Rules and Regulations of the Commission.

                                                   Very truly yours,



                                                   /s/ SANCHEZ & AMADOR, LLP





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